                                                                    Exhibit 10.3

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

                           PRINCETON VIDEO IMAGE, INC.
                                15 Princess Road
                             Lawrenceville, NJ 08648



                                                                 August 16, 1999



Sistemas De Publicidad Virtual S.L.
Alcala Galiano, 4
28010 Madrid
Spain
Attn:  Patricio Pande Soraluce

         Re:  L-VIS System License Agreement

Gentlemen:

         This letter will memorialize the agreement of Princeton Video Image, Inc. ("PVI") and your company (or an affiliate to be designated by you) ("you" or "Licensee") with regard to the use of the product, including the computer hardware, software and documentation, developed by PVI (the "L-VIS System") to permit the real-time electronic insertion of electronic advertising into television broadcasts. While the parties intend to enter into a more definitive agreement ("System License Agreement") and will use all reasonable efforts to do so, the terms and conditions of this letter, (subject to the standard terms and conditions that are generally applicable to licensees of the L-VIS System, as may be in effect from time to time, a copy of which will be attached to the System License Agreement), will prevail and be binding upon each of the parties until, if at all, the System License Agreement is executed by both parties.

         The principal business terms of our agreement are as follows:

Territory                   You will have exclusive rights to exploit commercial
                            use of the L-VIS System for the Licensed Event(s) defined below in the following countries: Spain and Portugal.


Licensed Events             Licensee events are television broadcasts which
                            originate
                            and are intended for telecast solely within the Territory. Events and programming which are telecast both within and outside the Territory are not included unless they are specifically licensed to Licensee, under a separate agreement, by PVI or a PVI event licensee. PVI reserves the right to grant licenses in connection with use of the


                            L-VIS System by others for specific individual events which are telecast internationally, including within the Territory.


Term The license will commence as soon as the definitive agreement is signed and equipment can be delivered. The license will extend for 5 years.


                            Assuming you are not in default of your obligations, you will have the right at the end of the initial term to extend it for an additional 5 years.


Licensee                    You will have an exclusive, non-transferable license
Rights and                  to exploit commercially the L-VIS System for
Obligations                 Licensed Events in your Territory during the Term.



                            You will have editorial control over use of the L-VIS System, subject to compliance with general ethical standards and guidelines developed by PVI for all licensees to promote public acceptance of the technology.


                            You will agree to use diligent commercial efforts to generate revenue from the sale of advertising making use of the L-VIS System for Licensed Events. In this regard you agree to commit significant resources to market and sell use of the L-VIS System including hiring appropriate sales, operations and marketing personnel.


                            You will be responsible for negotiating for and obtaining any arrangements with television stations and broadcast rights-holders needed to allow you to use the L-VIS System in connection with the telecast of any event, including obtaining all rights and permissions which may be needed.

Training and Support        PVI will train two members of your technical staff
                            and provide technical assistance as may be needed.
                            There will be no charge for training or telephone technical assistance, except for travel related costs. On site technical assistance will be subject to PVI's reasonable standard charges for such services.


                            From time to time, when you request, PVI will seek to make PVI Europe-based personnel and L-VIS systems available for your use for special projects, provided such are reasonably available and such assistance is then practicable. You must pay PVI's then reasonable standard charges, and out-of-pocket expenses, associated with such assistance.


Improvements                PVI will provide you with any general technical
                            improvements it may develop to the L-VIS System from time to time, with training. There will be no charge for this except, where necessary, for additional or replacement equipment.


                            If PVI develops a non-exclusive special custom enhancement for the L-VIS System which it generally licenses and charges for separately, it will offer you the opportunity to purchase a license for the enhancement.


Equipment                   At the initiation of the definitive agreement, one
                            complete L-VIS System unit will be provided.


                            Units shall be delivered F.O.B. PVI's U.S. facility and Licensee shall bear all costs for freight, delivery, and import taxes or duties, if any, imposed by the country where delivery is made.


                            PVI will warrant that the Equipment will be provided in working order. Licensee will be responsible for maintaining the L-VIS System during the Term, and will insure the equipment against loss, naming PVI as loss payee.

                            PVI will retain all ownership rights to any L-VIS System unit provided, subject to the rights of use granted to Licensee. Licensee will return all equipment to PVI at the end of the Term.


License Fees                In consideration for the rights and license grant,
                            Licensee will pay PVI running royalties as described below, which will be reportable and payable quarterly during the Term.


Royalties                   Licensee will pay PVI running royalties equal to
                            [CONFIDENTIAL TREATMENT REQUESTED] of Revenues generated from exploitation of the L-VIS System. For this purpose, "Revenues" will mean all money or other consideration received by Licensee from use of the L-VIS System, including from the sale of advertising, whether as lump sum or up-front payments, periodic payments, or otherwise; provided, however, that Licensee must pay a minimum equal to [CONFIDENTIAL TREATMENT REQUESTED] of fees actually paid by advertisers for insertion of electronic images in Licensed Events using the L-VIS System, regardless of the form of arrangements Licensee may choose to make with event rights holders, advertisers, or others.


                            In cases where PVI has paid for video insertion rights for the benefit of PVI and PVI licensees, such as rights related to the international telecast of an event, PVI may impose an additional or higher royalty rate applicable to your Revenues associated with such event, as a condition for the grant of a license to you for such event.


                            In order to keep the license in effect, Licensee also agrees to meet reasonable performance criteria and revenue targets to be established by mutual agreement of the parties from time to time over the course of the Term.


                            After each 6 months of the Term, PVI and Licensee will conduct a performance review of their respective efforts in connection with the license and agree upon reasonable future performance criteria and revenue targets. Performance criteria and revenue targets may be based upon PVI's experience in other territories and special circumstances for Licensee within the Territory. If the
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                            parties cannot in good faith reach prompt agreement
                            on such matters for any 6 month period, they will submit the matter to expedited non-binding mediation with a neutral third party. The costs of such mediation will be borne by Licensee. If after the mediation the parties still cannot reach agreement, either party may then terminate the license.


Security for                Inasmuch as PVI has elected to offer you a license
Performance                 relationship because of the status and
                            creditworthiness of your business, if you elect to have a subsidiary or new business entity serve as Licensee, you or your existing parent company must agree to guarantee performance and payments by such designated affiliate.


       If you agree with the terms and conditions set forth in this letter of intent, please sign the enclosed copy of this letter where indicated below and return it to me. The terms set forth above will expire on the thirtieth day after your receipt of this letter if you have not signed and returned it to me before then. Subject to the preceding sentence, this letter will become effective on the date on which you sign this letter.

         We look forward to a productive relationship.

Sincerely,

Princeton Video Image, Inc.



By:            /s/ Dennis P. Wilkinson
               -----------------------------------------------
               Dennis P. Wilkinson
               President and Chief Executive Officer


Agreed to and accepted this
   31st day of August, 1999


Sistemas De Publicidad Virtual, S.L.


By:            /s/ Patricio Pan De Soraluce
               -----------------------------------------------
Name:          Patricio Pan De Soraluce
Title:         General Manager